Exhibit 23
                         Independent Auditor's Consent

Grassano Accounting, P.A.
Certified Public Accountants & Business Consultants

www.grassanoaccounting.com

                                                       900 North Federal Highway
                                                                       Suite 600
                                                  Boca Raton, Florida 33432-2754
                                                             Tel: (561) 395-0330
                                                             Fax: (561) 395-2081
                                              email: firm@grassanoaccounting.com

                                                        N. Richard Grassano, CPA
                                                                         (FL-NJ)

March 25, 2002

Combined Professional Services, Inc.
2700 North 29th Ave., #305
Hollywood, FL 33020

Re: Consent to include audit report in Form 10-KSB
    December 31, 2001

Gentlemen:

We consent to the inclusion of our Independent Auditor's Report dated March 9,
2002 covering the financial statement in for the years ended December 31, 2001 and 2000, in the Form 10-KSB Combined Professional Services, Inc.

Yours truly,

/s/ N. Richard Grassano

Grassano Accounting, P.A.